Exhibit 99

CACI Reports Results for Its Fiscal 2017 Fourth Quarter and Full Year

Net income of $44.2 million in the quarter, up 1.4%; net income of $163.7 million for the year, up 14.6%

Revenue of $1.14 billion in the quarter, up 2.1%; record revenue of $4.35 billion for the year, up 16.3%

Cash from operations of $64.8 million in the quarter, up 21.7%; a record $281.3 million for the year, up 15.9%

Contract awards of $1.1 billion in the quarter; record awards of $6.0 billion for the year, up 11.6%

Fiscal Year 2018 guidance reiterated

ARLINGTON, Va.--(BUSINESS WIRE)--August 16, 2017--CACI International Inc (NYSE: CACI), a leading information solutions and services provider to the federal government, announced results today for its fourth fiscal quarter and full year ended June 30, 2017.

CEO Commentary and Outlook

Ken Asbury, CACI’s President and CEO, said, “CACI’s record Fiscal Year 2017 results were driven by strong performance on our programs and contribution from our National Security Solutions acquisition. I’m also very proud to report that for the third consecutive year, we were voted a Washington Post Top Workplace by our employees, highlighting our ethical culture and innovative solutions and services. We generated record cash from operations and reduced debt to build our capacity to invest in future growth. Our second half performance provides momentum as we enter FY18 to continue delivering top- and bottom-line organic growth. Going forward, we are confident that we will deliver on our stated goals of one to four percent organic revenue growth above our addressable market and 10 to 30 basis points of margin expansion annually, which will deliver enhanced shareholder value.”

Fourth Quarter Results

(in millions except per-share data)	Q4, FY17	Q4, FY16	% Change
Revenue	$1,137.4	$1,113.9	2.1%
Operating income	$80.1	$81.1	-1.2%
Net income	$44.2	$43.6	1.4%
Diluted earnings per share	$1.76	$1.75	0.4%

Revenue for the fourth quarter of Fiscal Year 2017 (FY17) increased compared to the fourth quarter of Fiscal Year 2016 (FY16). Cash provided by operations in the quarter was $64.8 million.

Additional Financial Metrics

(in millions except days sales outstanding data)	Q4, FY17	Q4, FY16	% Change
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure	$97.4	$100.1	-2.7%
Adjusted net income, a non-GAAP measure	$58.9	$58.6	0.5%
Days sales outstanding	59	62
See reconciliation of Net Income to Earnings before Interest, Taxes, Depreciation and Amortization and to Adjusted Net Income on page 10.

Fourth Quarter Awards, Contract Funding Orders, and Other Highlights

Our contract awards in the quarter were $1.1 billion and $6.0 billion for the year, which excludes ceiling values of multi-award indefinite delivery, indefinite quantity (IDIQ) contracts. Approximately 60 percent of our awards in the quarter and in the year were for new business.

Key awards during the quarter included:

  A prime position on a $94 million indefinite delivery/indefinite quantity contract to provide full-service automated testing system support services to the U.S. Air Force under the Automated Test System Sustainment Initiative. The five-year award represents both new and continuing work in the company’s Logistics and Material Readiness market area.
  A $40 million task order to provide services and support for the Naval Sea Systems Command that will help improve organizational efficiencies and effectiveness, and will assist in developing the command’s workforce. This five-year award was issued under the SeaPort-e contract vehicle and represents new work for CACI in its Logistics and Material Readiness market area.
  A $21 million task order to provide cyber security systems support to the Naval Facilities Engineering Command to enhance the security of industrial control systems important to America’s critical infrastructure. The two-year task order, awarded under the SPAWAR Integrated Cyber Operations contract vehicle, represents continuing business for CACI.
  Approximately $856 million in classified and other awards, both new and recompete, where we do not yet have permission from the customers to announce them.

Contract funding orders in the fourth quarter were approximately $1.1 billion and $4.1 billion for FY17. Total backlog at June 30, 2017 increased 1.9 percent to $11.2 billion compared with $11.0 billion at the end of FY16. Funded backlog at June 30, 2017 was $1.9 billion.

Other highlights in the quarter included:

  CACI and American Cyber, Inc. received the prestigious Nunn-Perry Award from the Department of Defense (DoD) for excellence in the DoD Mentor-Protégé Program (MPP). The Nunn-Perry Award, named in honor of former Senator Sam Nunn and former Secretary of Defense William Perry, recognizes outstanding mentor-protégé teams in the MPP.
  CACI was named to The Washington Post’s 2017 Top Workplaces in the Large Company category for the third consecutive year. The list is based on employee surveys from more than 300 Greater Washington, D.C. area companies. Employees evaluated their companies on factors such as leadership, culture, and effectiveness.

Twelve Months Results

(in millions except per-share data)	Twelve Months, FY17	Twelve Months, FY16	% Change
Revenue	$4,354.6	$3,744.1	16.3%
Operating income	$297.3	$264.8	12.3%
Net income	$163.7	$142.8	14.6%
Diluted earnings per share	$6.53	$5.76	13.4%

Revenue in FY17 increased compared to FY16 due to the NSS acquisition. Operating income increased due primarily to the NSS acquisition, program performance, and the absence of acquisition-related expenses which occurred in FY16. Net income increased due to the above operating income factors noted and a lower effective tax rate. Net cash provided by operations in FY17 was $281.3 million.

Additional Financial Metrics

(in millions)	Twelve Months, FY17	Twelve Months, FY16	% Change
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure	$369.9	$330.4	12.0%
Adjusted net income, a non-GAAP measure	$223.7	$195.3	14.5%
See reconciliation of Net Income to Earnings before Interest, Taxes, Depreciation and Amortization and to Adjusted Net Income on page 10.

CACI Reiterates Its FY18 Guidance

We are reiterating the FY18 guidance we issued on June 21, 2017. The table below summarizes our FY18 guidance ranges and represents our views as of August 16, 2017:

(In millions except for tax rate and earnings per share)	Fiscal Year 2018 Guidance
Revenue	$4,350 - $4,500
Net income	$165 - $173
Effective corporate tax rate	36.5%
Diluted earnings per share	$6.52 - $6.84
Diluted weighted average shares	25.3

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, August 17, 2017 during which members of our senior management team will be making a brief presentation focusing on fourth quarter results and operating trends followed by a question-and-answer session. You can listen to the conference call and view the accompanying exhibits over the Internet by logging on to our homepage, www.caci.com, at the scheduled time. A replay of the call will also be available over the Internet and can be accessed through our homepage (www.caci.com) by clicking on the CACI Investor Info button.

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian customers. A Fortune Magazine World’s Most Admired Company in the IT Services industry, CACI is a member of the Fortune 1000 Largest Companies, the Russell 2000 Index, and the S&P SmallCap600 Index. CACI’s sustained commitment to ethics and integrity defines its corporate culture and drives its success. With approximately 18,600 employees worldwide, CACI provides dynamic career opportunities for military veterans and industry professionals to support the nation’s most critical missions. Join us! www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: legal, regulatory, and political change as a result of transitioning to a new presidential administration that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy; regional and national economic conditions in the United States and globally; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts (sequestration) under the Budget Control Act of 2011, or any legislation that amends or changes discretionary spending levels under that act; changes in budgetary priorities or in the event of a priority need for funds, such as homeland security; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Earnings Release

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended			Twelve Months Ended
	6/30/2017	6/30/2016	% Change	6/30/2017	6/30/2016	% Change
Revenue	$1,137,389	$1,113,900	2.1%	$4,354,617	$3,744,053	16.3%
Costs of revenue
Direct costs	769,038	755,580	1.8%	2,934,804	2,487,633	18.0%
Indirect costs and selling expenses	270,395	258,597	4.6%	1,050,792	926,918	13.4%
Depreciation and amortization	17,862	18,639	-4.2%	71,760	64,752	10.8%
Total costs of revenue	1,057,295	1,032,816	2.4%	4,057,356	3,479,303	16.6%
Operating income	80,094	81,084	-1.2%	297,261	264,750	12.3%
Interest expense and other, net	11,721	12,661	-7.4%	48,642	41,138	18.2%
Income before income taxes	68,373	68,423	-0.1%	248,619	223,612	11.2%
Income taxes	24,142	24,824	-2.7%	84,948	80,813	5.1%
Net income	$44,231	$43,599	1.4%	$163,671	$142,799	14.6%

Basic earnings per share	$1.81	$1.79	0.9%	$6.71	$5.89	14.0%
Diluted earnings per share	$1.76	$1.75	0.4%	$6.53	$5.76	13.4%

Weighted average shares used in per share computations:
Basic	24,459	24,319		24,401	24,262
Diluted	25,172	24,900		25,069	24,802

Statement of Operations Data (Unaudited)
	Quarter Ended			Twelve Months Ended
	6/30/2017	6/30/2016	% Change	6/30/2017	6/30/2016	% Change
Operating income margin	7.0%	7.3%		6.8%	7.1%
Tax rate	35.3%	36.3%		34.2%	36.1%
Net income margin	3.9%	3.9%		3.8%	3.8%

Adjusted EBITDA*	$97,357	$100,057	-2.7%	$369,904	$330,365	12.0%
Adjusted EBITDA Margin	8.6%	9.0%		8.5%	8.8%

Adjusted net income*	$58,911	$58,591	0.5%	$223,652	$195,296	14.5%

* See Reconciliation of Net Income to Earnings before Interest, Taxes, Depreciation and Amortization and to Adjusted Net Income on page 10.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	6/30/2017	6/30/2016
ASSETS:
Current assets
Cash and cash equivalents	$65,539	$49,082
Accounts receivable, net	757,341	803,817
Prepaid expenses and other current assets	57,022	68,939
Total current assets	879,902	921,838

Goodwill and intangible assets, net	2,812,806	2,860,715
Property and equipment, net	91,749	81,362
Other long-term assets	126,625	123,426
Total assets	$3,911,082	$3,987,341

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$53,965	$53,965
Accounts payable	62,874	95,270
Accrued compensation and benefits	239,741	228,362
Other accrued expenses and current liabilities	170,164	187,579
Total current liabilities	526,744	565,176

Long-term debt, net of current portion	1,177,598	1,402,079
Other long-term liabilities	413,019	412,773
Total liabilities	2,117,361	2,380,028

Shareholders' equity	1,793,721	1,607,313
Total liabilities and shareholders' equity	$3,911,082	$3,987,341

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Twelve Months Ended
	6/30/2017	6/30/2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$163,671	$142,799
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	71,760	64,752
Amortization of deferred financing costs	4,484	3,234
Loss on disposal of fixed assets	1,025	-
Stock-based compensation expense	21,945	17,919
Provision for deferred income taxes	15,148	13,568
Equity in earnings from unconsolidated ventures	(167)	(204)
Gain on sale of assets	(1,545)	-
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	46,158	(105)
Prepaid expenses and other assets	(5,221)	(8,408)
Accounts payable and accrued expenses	(47,777)	(7,204)
Accrued compensation and benefits	12,048	4,320
Income taxes payable and receivable	(9,954)	14,868
Other liabilities	9,675	(2,962)
Net cash provided by operating activities	281,250	242,577

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(43,268)	(20,835)
Purchases of businesses, net of cash acquired	(7,276)	(587,821)
Proceeds from net working capital and other refunds of acquired business	19,287	-
Proceeds from equity method investments	4,681	-
Other	1,772	1,069
Net cash used in investing activities	(24,804)	(607,587)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings under credit facilities	(228,965)	389,245
Proceeds from employee stock purchase plans	4,316	3,086
Repurchase of common stock	(4,386)	(3,230)
Payment of taxes for equity transactions	(10,951)	(8,045)
Other	-	451
Net cash (used in) provided by financing activities	(239,986)	381,507
Effect of exchange rate changes on cash and cash equivalents	(3)	(2,779)
Net increase in cash and cash equivalents	16,457	13,718
Cash and cash equivalents, beginning of period	49,082	35,364
Cash and cash equivalents, end of period	$65,539	$49,082

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2017		6/30/2016		$ Change	% Change
Department of Defense	$752,217	66.1%	$714,698	64.1%	$37,519	5.2%
Federal Civilian Agencies	317,097	27.9%	324,787	29.2%	(7,690)	-2.4%
Commercial and other	68,075	6.0%	74,415	6.7%	(6,340)	-8.5%
Total	$1,137,389	100.0%	$1,113,900	100.0%	$23,489	2.1%

	Twelve Months Ended
(dollars in thousands)	6/30/2017		6/30/2016		$ Change	% Change
Department of Defense	$2,829,305	65.0%	$2,439,329	65.1%	$389,976	16.0%
Federal Civilian Agencies	1,259,212	28.9%	1,062,508	28.4%	196,704	18.5%
Commercial and other	266,100	6.1%	242,216	6.5%	23,884	9.9%
Total	$4,354,617	100.0%	$3,744,053	100.0%	$610,564	16.3%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2017		6/30/2016		$ Change	% Change
Cost reimbursable	$572,051	50.3%	$551,704	49.5%	$20,347	3.7%
Fixed price	353,233	31.1%	349,026	31.3%	4,207	1.2%
Time and materials	212,105	18.6%	213,170	19.2%	(1,065)	-0.5%
Total	$1,137,389	100.0%	$1,113,900	100.0%	$23,489	2.1%

	Twelve Months Ended
(dollars in thousands)	6/30/2017		6/30/2016		$ Change	% Change
Cost reimbursable	$2,128,063	48.9%	$1,817,923	48.5%	$310,140	17.1%
Fixed price	1,407,409	32.3%	1,245,269	33.3%	162,140	13.0%
Time and materials	819,145	18.8%	680,861	18.2%	138,284	20.3%
Total	$4,354,617	100.0%	$3,744,053	100.0%	$610,564	16.3%

Revenue Received as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2017		6/30/2016		$ Change	% Change
Prime	$1,056,907	92.9%	$1,027,582	92.3%	$29,325	2.9%
Subcontractor	80,482	7.1%	86,318	7.7%	(5,836)	-6.8%
Total	$1,137,389	100.0%	$1,113,900	100.0%	$23,489	2.1%

	Twelve Months Ended
(dollars in thousands)	6/30/2017		6/30/2016		$ Change	% Change
Prime	$4,045,958	92.9%	$3,421,817	91.4%	$624,141	18.2%
Subcontractor	308,659	7.1%	322,236	8.6%	(13,577)	-4.2%
Total	$4,354,617	100.0%	$3,744,053	100.0%	$610,564	16.3%

Selected Financial Data (Continued)

Contract Funding Orders Received (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2017	6/30/2016	$ Change	% Change
Contract Funding Orders	$1,067,786	$1,133,098	$(65,312)	-5.8%
	Twelve Months Ended
(dollars in thousands)	6/30/2017	6/30/2016	$ Change	% Change
Contract Funding Orders	$4,120,643	$4,125,910	$(5,267)	-0.1%

Direct Costs by Category (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2017		6/30/2016		$ Change	% Change
Direct labor	$324,608	42.2%	$344,927	45.7%	$(20,319)	-5.9%
Other direct costs	444,430	57.8%	410,653	54.3%	33,777	8.2%
Total direct costs	$769,038	100.0%	$755,580	100.0%	$13,458	1.8%

	Twelve Months Ended
(dollars in thousands)	6/30/2017		6/30/2016		$ Change	% Change
Direct labor	$1,317,576	44.9%	$1,197,838	48.2%	$119,738	10.0%
Other direct costs	1,617,228	55.1%	1,289,795	51.8%	327,433	25.4%
Total direct costs	$2,934,804	100.0%	$2,487,633	100.0%	$447,171	18.0%

Selected Financial Data (Continued)

Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) and to Adjusted Net Income
(Unaudited)

The Company views Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net Income, all of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. Adjusted EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define Adjusted EBITDA as GAAP net income plus net interest expense, income taxes, depreciation and amortization, and earnout adjustments. We consider Adjusted EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, as well as the effect of earnout gains and losses, which we do not believe are indicative of our core operating performance. Adjusted EBITDA margin is adjusted EBITDA divided by revenue. We define Adjusted Net Income as GAAP net income plus stock-based compensation expense, depreciation and amortization, amortization of financing costs, and earnout adjustments, net of related tax effects. We believe Adjusted Net Income is an important measure of long-term value and is used by investors to measure our performance. This measure assists management and investors in further understanding our results and trends from period-to-period by removing certain non-cash items. Adjusted EBITDA and Adjusted Net Income as defined by us may not be computed in the same manner as similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2017	6/30/2016	% Change	6/30/2017	6/30/2016	% Change
Net income	$44,231	$43,599	1.4%	$163,671	$142,799	14.6%
Plus:
Income taxes	24,142	24,824	-2.7%	84,948	80,813	5.1%
Interest income and expense, net	11,721	12,636	-7.2%	48,809	41,342	18.1%
Depreciation and amortization	17,862	18,639	-4.2%	71,760	64,752	10.8%
Earnout adjustments	(599)	359	-266.9%	716	659	8.6%
Adjusted EBITDA	$97,357	$100,057	-2.7%	$369,904	$330,365	12.0%

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2017	6/30/2016	% Change	6/30/2017	6/30/2016	% Change
Revenue, as reported	$1,137,389	$1,113,900	2.1%	$4,354,617	$3,744,053	16.3%
Adjusted EBITDA	$97,357	$100,057	-2.7%	$369,904	$330,365	12.0%
Adjusted EBITDA margin	8.6%	9.0%		8.5%	8.8%

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2017	6/30/2016	% Change	6/30/2017	6/30/2016	% Change
Net income	$44,231	$43,599	1.4%	$163,671	$142,799	14.6%
Plus:
Stock-based compensation	5,831	4,590	27.0%	21,945	17,919	22.5%
Depreciation and amortization	17,862	18,639	-4.2%	71,760	64,752	10.8%
Amortization of financing costs	1,113	1,133	-1.8%	4,484	3,234	38.7%
Earn-out adjustments	(599)	359	-266.9%	716	659	8.6%
Less:
Related tax effect	(9,527)	(9,729)	-2.1%	(38,924)	(34,067)	14.3%
Adjusted net income	$58,911	$58,591	0.5%	$223,652	$195,296	14.5%

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
703-841-7801
jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President, Investor Relations
866-606-3471
ddragics@caci.com